UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2014

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2014 – New Source Energy Partners L.P. (NYSE: NSLP) (the “Partnership” or “New Source”) announced that David J Chernicky, director and Chairman of the Board of the Partnership’s general partner (the “Board”), has resigned from the Board and from his executive positions as Senior Geologist of the Partnership and the general partner. Mr. Chernicky is resigning to allocate more of his time to growing the assets and enhancing the operations of his companies. Mr. Chernicky’s departure is not related to any disagreement with members of the Board, our management or regarding any matter relating to our operations, policies or practices.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated August 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: August 29, 2014	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 29, 2014